Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600		News Release

Contact:

	For investors:	Terri Williams-Perry – phone: 215 231.1486
Email: terri.williams-perry@radian.biz

	For the media:	Rick Gillespie – phone: 215 231.1061
email: rick.gillespie@radian.biz

Radian Reports Fourth Quarter and Full Year 2008 Financial Results

PHILADELPHIA, February 24, 2008 - Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended December 31, 2008 of $250.4 million, or $3.11 per diluted share. This compares to a net loss of $721.0 million, or $9.03 per diluted share, for the prior year quarter. The net loss for the full year 2008 was $410.6 million, or $5.12 per diluted share. This compares to a net loss of $1.3 billion, or $16.22 per diluted share for the prior year. Book value per share at December 31, 2008 was $25.06.

“The private mortgage insurance industry remains a vital component of the U.S. housing finance system. While Radian and our industry experienced a difficult year, we believe that we have sufficient capital and liquidity to pay all anticipated claims, maintain a strong market position and continue to write new mortgage insurance business throughout 2009,” said S. A. Ibrahim, Chief Executive Officer of Radian. “We were successful in further reducing our credit risk exposure in Financial Guaranty and our non-traditional exposure in mortgage insurance. Furthermore, Radian remains uniquely positioned to benefit from Financial Guaranty as a continuing source of capital support for our MI business.”

FOURTH QUARTER HIGHLIGHTS

— Radian Asset Assurance Inc. (Radian Asset), the Company’s principal financial guaranty subsidiary, continues to serve as an important source of capital support for Radian Guaranty Inc. (Radian Guaranty), the Company’s principal mortgage insurance subsidiary, and is expected to continue to provide our core mortgage insurance business with cash infusions over time. Radian Asset had claims-paying resources of $2.8 billion including $965 million in statutory capital as of December 31, 2008.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

— Radian continues to reduce credit risk exposure in the Financial Guaranty (FG) portfolio and to decrease non-traditional mortgage insurance risk in force.

— Net par outstanding at FG was reduced to $100.7 billion from $116.0 billion a year ago.

— In the fourth quarter, the Company eliminated approximately $4.0 billion of mortgage insurance exposure on a large, international mortgage credit default swap transaction.

— The Company reduced its second lien mortgage insurance exposure by $209 million in January 2009, bringing its risk in force down to a current level of approximately $400 million, through a commutation agreement with a large second lien counterparty.

— Radian has a 29 percent ownership interest in Sherman Financial and received $35.5 million in dividends from Sherman during 2008 and $6 million in January 2009. Sherman continues to be a source of additional liquidity and a potential source of additional capital.

— Fourth quarter and full year first and second-lien MI claims paid came in below expectations at $240 million and $916 million, respectively. First quarter MI claims paid are expected to be approximately $270 million.

— The fourth-quarter first-lien primary MI delinquency rate was 12 percent.

— The delinquency rate for prime flow insurance was approximately 7.1 percent during the fourth quarter of 2008 and it is expected to continue to rise in the short-term.

— Positive trends are occurring in certain vintages with indications of improved performance in 2008 business written.

— As a result of reduced mortgage origination volume and the Company’s move to a more traditional high quality focus, total primary new MI insurance written during the fourth quarter was $5 billion, approximately 99.6 percent of which was prime. In addition, the average LTV was 90 percent and the average FICO score was 742 on business written in the fourth quarter.

— Radian’s loss management initiatives remain a critical priority to its capital preservation.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Tuesday, February 24 at 10:00 a.m. Eastern time. The conference call will be broadcast live over the internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at http://www.radian.biz >News. The call may also be accessed by dialing 888-428-4472 inside the U.S., or 651-291-0344 for international callers, using passcode 986186 or by referencing Radian.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

A replay of the webcast will be available at the Radian Web site approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 986186.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk management products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

	Exhibit A:	Condensed Consolidated Statements of Income

	Exhibit B:	Condensed Consolidated Balance Sheets

	Exhibit C:	Segment Information Quarter Ended December 31, 2008

	Exhibit D:	Segment Information Quarter Ended December 31, 2007

	Exhibit E:	Segment Information Year Ended December 31, 2008

	Exhibit F:	Segment Information Year Ended December 31, 2007

	Exhibit G:	Financial Guaranty Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008

	Exhibit H:	Financial Guaranty Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008

	Exhibit I:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 New Insurance Written and Risk Written

	Exhibit J:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Insurance in Force and Risk in Force

	Exhibit K:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Risk in Force by LTV and Policy Year and other Risk in Force

	Exhibit L:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Claims and Reserves

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	Exhibit M:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Defaults
	Exhibit N:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Net Premiums Written and Earned, Smart Home, Captives and Persistency
	Exhibit O:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Reinsurance Progression Toward Attachment – Summary by Book Year

	Exhibit P:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Modified Pool Risk in Force

	Exhibit Q:	Mortgage Insurance Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008 Alt-A

	Exhibit R:	Financial Services Supplemental Information- For the Quarter and Year Ended and as of December 31, 2008

	Schedule 1:	Supplemental Schedule Radian Group Inc. and Subsidiaries-Consolidated

	Schedule 2:	Supplemental Schedule - Segment Information-Financial Guaranty

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended December 31		Year Ended December 31
(In thousands, except per-share data)	2008	2007	2008	2007
Revenues:
Net premiums written—insurance	$147,467	$286,372	$816,869	$1,085,232

Net premiums earned—insurance	231,044	$234,368	$971,820	$912,281
Net investment income	66,711	67,493	263,033	256,098
Change in fair value of derivative instruments (1)	(217,879)	(580,614)	710,913	(1,214,379)
Net (losses) gains on other financial instruments	(22,594)	(673)	(149,466)	53,606
Gain on sale of affiliate	—	—	—	181,734
Other income	2,145	192	11,736	11,711

Total revenues	59,427	(279,234)	1,808,036	201,051

Expenses:
Provision for losses	618,835	689,903	2,205,340	1,308,090
Provision for premium deficiency (2)	(244,512)	40,470	(108,785)	195,646
Policy acquisition costs	15,768	24,981	136,396 (3)	113,176
Other operating expenses	55,726	38,652	255,497	169,444
Merger expenses	—	—	—	14,001
Interest expense	13,337	14,258	53,514	53,068

Total expenses	459,154	808,264	2,541,962	1,853,425

Equity in net income (loss) of affiliates	15,769	(39,896)	59,797	(416,541)

Pretax loss	(383,958)	(1,127,394)	(674,129)	(2,068,915)

Income tax benefit	(133,566)	(406,409)	(263,550)	(778,616)

Net loss	$(250,392)	$(720,985)	$(410,579)	$(1,290,299)

Diluted net loss per share (4)	$(3.11)	$(9.03)	$(5.12)	$(16.22)

(1)	Includes premiums earned on derivative contracts.
(2)	Includes $(150.1) million for first-lien mortgages and $(94.4) million for second-lien mortgages in the fourth quarter of 2008 and $(108.8) million for second-lien mortgages for the year ended December 31, 2008.
(3)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization for the year ended December 31, 2008, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.
(4)	Weighted average shares outstanding (in thousands)

Average common shares outstanding	80,642	79,850	80,258	79,556
Increase in shares-potential exercise of options-diluted basis	—	—	—	—

Weighted average shares outstanding (in thousands)	80,642	79,850	80,258	79,556

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except share and per-share data)	December 31 2008	December 31 2007
Assets:
Cash and investments	$6,060,601	$6,611,836
Investments in affiliates	99,712	104,354
Deferred policy acquisition costs	160,526	234,955
Prepaid federal income taxes	248,828	793,486
Deferred income taxes, net	446,102	—
Reinsurance recoverables	492,359	33,960
Other assets	607,991	431,598

Total assets	$8,116,119	$8,210,189

Liabilities and stockholders’ equity:
Unearned premiums	$916,724	$1,094,710
Reserve for losses and loss adjustment expenses	3,224,542	1,598,756
Reserve for premium deficiency	86,861	195,646
Long-term debt and other borrowings	857,802	953,524
Variable interest entity debt	160,035	—
Deferred income taxes, net	—	26,705
Derivative liabilities	519,260	1,305,665
Other liabilities	320,185	314,447

Total liabilities	6,085,409	5,489,453

Common stock	98	98
Additional paid-in capital	462,647	442,312
Retained earnings	1,766,946	2,181,191
Accumulated other comprehensive income	(198,981)	97,135

Total common stockholders’ equity	2,030,710	2,720,736

Total liabilities and stockholders’ equity	$8,116,119	$8,210,189

Book value per share	$25.06	$33.83

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2008

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty		Financial Services	Total
Revenues:
Net premiums written—insurance	$188,368	$(40,901	) (1)	$—	$147,467

Net premiums earned—insurance	$203,213	$27,831		$—	$231,044
Net investment income	38,804	27,907		—	66,711
Change in fair value of derivative instruments	(3,391)	(214,488)		—	(217,879)
Net (losses) gains on other financial instruments	(16,922)	(5,702)		30	(22,594)
Other income	2,082	63		—	2,145

Total revenues	223,786	(164,389)		30	59,427

Expenses:
Provision for losses	551,284	67,551		—	618,835
Provision for premium deficiency	(244,512)	—		—	(244,512)
Policy acquisition costs	6,630	9,138		—	15,768
Other operating expenses	28,731	26,867		128	55,726
Interest expense	6,482	6,855		—	13,337

Total expenses	348,615	110,411		128	459,154

Equity in net income of affiliates	—	16		15,753	15,769

Pretax (loss) income	(124,829)	(274,784)		15,655	(383,958)

Income tax (benefit) provision	(47,784)	(91,572)		5,790	(133,566)

Net (loss) income	$(77,045)	$(183,212)		$9,865	$(250,392)

Cash and investments	$3,508,018	$2,552,583		$—	$6,060,601
Deferred policy acquisition costs	21,286	139,240		—	160,526
Total Assets	4,800,708	3,151,695		163,716	8,116,119
Unearned premiums	336,126	580,598		—	916,724
Reserve for losses and loss adjustment expenses	2,989,994	234,548		—	3,224,542
Derivative liabilities	161,839	357,421		—	519,260

(1)	See Schedule 1

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2007

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$245,064	$41,308	$—	$286,372

Net premiums earned—insurance	$200,430	$33,938	$—	$234,368
Net investment income	38,970	28,505	18	67,493
Change in fair value of derivative instruments	(48,483)	(532,131)	—	(580,614)
Net gains (losses) on other financial instruments	131	(1,468)	664	(673)
Other income	1,980	(434)	(1,354)	192

Total revenues	193,028	(471,590)	(672)	(279,234)

Expenses:
Provision for losses	631,630	58,273	—	689,903
Provision for premium deficiency	40,470	—	—	40,470
Policy acquisition costs	13,806	11,175	—	24,981
Other operating expenses	32,606	12,053	(6,007)	38,652
Interest expense	7,942	5,974	342	14,258

Total expenses	726,454	87,475	(5,665)	808,264

Equity in net income (loss) of affiliates	—	5	(39,901)	(39,896)

Pretax loss	(533,426)	(559,060)	(34,908)	(1,127,394)

Income tax benefit	(196,800)	(193,055)	(16,554)	(406,409)

Net loss	$(336,626)	$(366,005)	$(18,354)	$(720,985)

Cash and investments	$4,005,046	$2,606,790	$—	$6,611,836
Deferred policy acquisition costs	62,266	172,689	—	234,955
Total Assets	5,077,001	3,027,098	106,090	8,210,189
Unearned premiums	364,775	729,935	—	1,094,710
Reserve for losses and loss adjustment expenses	1,345,452	253,304	—	1,598,756
Derivative liabilities	520,161	785,504	—	1,305,665

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2008

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty		Financial Services	Total
Revenues:
Net premiums written—insurance	$787,232	$29,637	(2)	$—	$816,869

Net premiums earned—insurance	$808,781	$163,039		$—	$971,820
Net investment income	154,607	108,412		14	263,033
Change in fair value of derivative instruments	102,157	608,756		—	710,913
Net (losses) gains on other financial instruments	(83,136)	(66,480)		150	(149,466)
Other income	11,133	300		303	11,736

Total revenues	993,542	814,027		467	1,808,036

Expenses:
Provision for losses	2,090,845	114,495		—	2,205,340
Provision for premium deficiency	(108,785)	—		—	(108,785)
Policy acquisition costs	89,103	47,293		—	136,396
Other operating expenses	155,375	99,509		613	255,497
Interest expense	27,622	25,643		249	53,514

Total expenses	2,254,160	286,940		862	2,541,962

Equity in net income of affiliates	—	16		59,781	59,797

Pretax (loss) income	(1,260,618)	527,103		59,386	(674,129)

Income tax (benefit) provision	(475,970)	187,965		24,455	(263,550)

Net (loss) income	$(784,648)	$339,138		$34,931	$(410,579)

(2)	See Schedule 2

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2007

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$898,503	$186,729	$—	$1,085,232

Net premiums earned—insurance	$779,259	$133,022	$—	$912,281
Net investment income	148,253	107,665	180	256,098
Change in fair value of derivative instruments	(467,579)	(746,800)	—	(1,214,379)
Net gains on other financial instruments	39,922	12,525	1,159	53,606
Gain on sale of affiliate	—	—	181,734	181,734
Other income	11,337	349	25	11,711

Total revenues	511,192	(493,239)	183,098	201,051

Expenses:
Provision for losses	1,210,100	97,990	—	1,308,090
Provision for premium deficiency	195,646	—	—	195,646
Policy acquisition costs	67,750	45,426	—	113,176
Other operating expenses	121,696	48,683	(935)	169,444
Merger expenses	13,434	567	—	14,001
Interest expense	27,901	19,840	5,327	53,068

Total expenses	1,636,527	212,506	4,392	1,853,425

Equity in net income (loss) of affiliates	—	5	(416,546)	(416,541)

Pretax loss	(1,125,335)	(705,740)	(237,840)	(2,068,915)

Income tax benefit	(429,921)	(265,559)	(83,136)	(778,616)

Net loss	$(695,414)	$(440,181)	$(154,704)	$(1,290,299)

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit G

($ in thousands, except ratios)	Quarter Ended December 31		Year Ended December 31
	2008	2007	2008	2007
Net Premiums Written: (1)
Public finance direct	$20	$11,461	$15,558	$60,117
Public finance reinsurance	3,258	19,739	34,066	86,821
Structured direct	1,605	4,567	12,151	16,594
Structured reinsurance	5,134	5,327	18,735	21,933
Trade credit reinsurance	132	214	177	1,264

	10,149	41,308	80,687	186,729
Impact of recapture (5)	(51,050)	—	(51,050)	—

Total Net Premiums Written—insurance	$(40,901)	$41,308	$29,637	$186,729

Net Premiums Earned: (2)
Public finance direct	$12,997	$13,459	$56,191	$45,770
Public finance reinsurance	24,082	10,770	89,227	44,667
Structured direct	3,207	3,878	14,418	17,325
Structured reinsurance	4,527	5,461	19,690	22,957
Trade credit reinsurance	162	370	657	2,303

	44,975	33,938	180,183	133,022
Impact of recaptures (5)	(17,144)	—	(17,144)	—

Total Net Premiums Earned—insurance	$27,831	$33,938	$163,039	$133,022

Refundings included in earned premium	$19,443	$7,492	$75,090	$23,309

Claims paid:
Trade credit reinsurance	$2,008	$1,557	$3,440	$8,579
Financial guaranty	14,932	13,269	128,972 (3)	24,263

Total	$16,940	$14,826	$132,412	$32,842

Incurred losses:
Trade credit reinsurance	$(2,509)	$(2,967)	$(9,808)	$(16,511)
Financial guaranty	74,060	61,240	128,303	114,501

Subtotal	71,551	58,273	118,495	97,990
Impact of recaptures (5)	(4,000)	—	(4,000)	—

Total	$67,551	$58,273	$114,495	$97,990

Loss ratio—GAAP Basis	165.0%	123.0%	52.7%	50.2%
Expense ratio—GAAP Basis (4)	88.0%	49.0%	67.6%	48.2%

	253.0%	172.0%	120.3%	98.4%

Net payments (receipts) under derivative contracts (6)	$55	$(255)	$9,383	$(31,188)

(1)	Premiums written on credit derivatives for the quarter and year ended December 31, 2008 were $12.1 million and $50.1 million, respectively, compared to $13.0 million and $43.0 million, respectively, for the quarter and year ended December 31, 2007.
(2)	Premiums earned on credit derivatives for the quarter and year ended December 31, 2008 were $13.1 million and $54.1 million, respectively, compared to $13.4 million and $62.0 million, respectively, for the quarter and year ended December 31, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.
(3)	Includes a $100 million payment related to one credit that is a CDO of an ABS that was fully reserved for in 2007.
(4)	Excludes merger expenses.
(5)	Amounts recorded related to the recaptures of previously ceded business by primary insurer customers of the financial guaranty insurance business in the fourth quarter of 2008.
(6)	Comprised of loss payments, premium payments or negotiated settlement receipts.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit H

($ in thousands, except ratios)	December 31 2008	December 31 2007
Capital and surplus	$968,197	$1,158,537
Contingency reserve	515,023	433,296

Qualified statutory capital	1,483,220	1,591,833

Unearned premium reserve	729,274	886,024
Loss and loss expense reserve	82,340	61,038

Total statutory policyholders’ reserves	2,294,834	2,538,895

Present value of installment premiums	380,666	461,806
Soft capital facilities	150,000	150,000

Total statutory claims paying resources	$2,825,500	$3,150,701

Net debt service outstanding	$138,430,925	$164,346,659

Capital leverage ratio (1)	93	103
Claims paying leverage ratio (2)	49	52

Net par outstanding by product:
Public finance direct	$17,836,221	$18,228,946
Public finance reinsurance	31,578,163	43,822,781
Structured direct	46,001,355	47,878,168
Structured reinsurance	5,310,004	6,091,717

Total	$100,725,743	$116,021,612

Reserve for losses and LAE
Allocated	$76,689	$49,317
Non-specific	157,859	203,987

Total	$234,548	$253,304

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total statutory claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit I

($ in millions)	Quarter Ended December 31				Year Ended December 31
	2008	%	2007	%	2008	%	2007	%
Primary New Insurance Written
Flow	$5,025	99.7%	$10,422	76.7%	$31,265	96.2%	$40,335	70.6%
Structured	14	0.3%	3,174	23.3%	1,248	3.8%	16,797	29.4%

Total Primary	$5,039	100.0%	$13,596	100.0%	$32,513	100.0%	$57,132	100.0%

Flow
Prime	$5,003	99.6%	$8,629	82.8%	$29,359	93.9%	$29,800	73.9%
Alt-A	16	0.3%	832	8.0%	1,170	3.7%	6,847	17.0%
A minus and below	6	0.1%	961	9.2%	736	2.4%	3,688	9.1%

Total Flow	$5,025	100.0%	$10,422	100.0%	$31,265	100.0%	$40,335	100.0%

Structured
Prime	$13	92.9%	$1,795	56.6%	$1,245	99.8%	$3,436	20.5%
Alt-A	1	7.1%	1,378	43.4%	3	0.2%	12,515	74.5%
A minus and below	—	—	1	0.0%	—	—	846	5.0%

Total Structured	$14	100.0%	$3,174	100.0%	$1,248	100.0%	$16,797	100.0%

Total
Prime	$5,016	99.6%	$10,424	76.6%	$30,604	94.1%	$33,236	58.2%
Alt-A	17	0.3%	2,210	16.3%	1,173	3.6%	19,362	33.9%
A minus and below	6	0.1%	962	7.1%	736	2.3%	4,534	7.9%

Total Primary	$5,039	100.0%	$13,596	100.0%	$32,513	100.0%	$57,132	100.0%

Total Primary New Insurance Written by FICO Score
Flow
<=619	$1	—	$518	5.0%	$377	1.2%	$2,348	5.8%
620-679	419	8.4%	2,830	27.1%	4,642	14.9%	11,988	29.7%
680-739	1,725	34.3%	3,914	37.6%	11,454	36.6%	14,891	36.9%
>=740	2,880	57.3%	3,160	30.3%	14,792	47.3%	11,108	27.6%

Total Flow	$5,025	100.0%	$10,422	100.0%	$31,265	100.0%	$40,335	100.0%

Structured
<=619	$—	—	$—	—	$—	—	$538	3.2%
620-679	—	—	185	5.8%	17	1.4%	3,947	23.5%
680-739	4	28.6%	963	30.3%	441	35.3%	7,123	42.4%
>=740	10	71.4%	2,026	63.9%	790	63.3%	5,189	30.9%

Total Structured	$14	100.0%	$3,174	100.0%	$1,248	100.0%	$16,797	100.0%

Total
<=619	$1	—	$518	3.8%	$377	1.2%	$2,886	5.1%
620-679	419	8.3%	3,015	22.2%	4,659	14.3%	15,935	27.9%
680-739	1,729	34.3%	4,877	35.9%	11,895	36.6%	22,014	38.5%
>=740	2,890	57.4%	5,186	38.1%	15,582	47.9%	16,297	28.5%

Total Primary	$5,039	100.0%	$13,596	100.0%	$32,513	100.0%	$57,132	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit I (continued)

($ in millions)	Quarter Ended December 31				Year Ended December 31
	2008	%	2007	%	2008	%	2007	%
Percentage of primary new insurance written
Refinances	17%		27%		30%		37%
95.01% LTV and above	1%		32%		11%		25%
ARMs
Less than 5 years	1%		1%		1%		13%
5 years and longer	3%		14%		8%		11%
Primary risk written
Flow	$1,177	99.8%	$2,684	77.9%	$7,494	95.9%	$10,325	85.3%
Structured	2	0.2%	763	22.1%	318	4.1%	1,785	14.7%

Total Primary	$1,179	100.0%	$3,447	100.0%	$7,812	100.0%	$12,110	100.0%

Pool risk written	$—		$34		$60		$261

Other risk written
Second-lien
1st loss	$—		$—		$—		$9
2nd loss	—		—		—		21
NIMs	—		—		—		377
International
1st loss-Hong Kong primary mortgage insurance	—		34		51		130
Reinsurance	18		18		62		67

Total other risk written	$18		$52		$113		$604

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit J

($ in millions)	December 31		December 31
	2008	%	2007	%
Primary insurance in force
Flow	$121,439	78.2%	$105,246	73.6%
Structured	33,800	21.8%	37,820	26.4%

Total Primary	$155,239	100.0%	$143,066	100.0%

Prime	$111,558	71.9%	$93,577	65.4%
Alt-A	32,623	21.0%	37,031	25.9%
A minus and below	11,058	7.1%	12,458	8.7%

Total Primary	$155,239	100.0%	$143,066	100.0%

Primary risk in force
Flow	$30,388	86.9%	$26,531	83.9%
Structured	4,563	13.1%	5,091	16.1%

Total Primary	$34,951	100.0%	$31,622	100.0%

Flow
Prime	$24,815	81.7%	$20,616	77.7%
Alt-A	3,584	11.8%	3,810	14.4%
A minus and below	1,989	6.5%	2,105	7.9%

Total Flow	$30,388	100.0%	$26,531	100.0%

Structured
Prime	$2,390	52.4%	$2,116	41.5%
Alt-A	1,412	30.9%	1,978	38.9%
A minus and below	761	16.7%	997	19.6%

Total Structured	$4,563	100.0%	$5,091	100.0%

Total
Prime	$27,205	77.8%	$22,732	71.9%
Alt-A	4,996	14.3%	5,788	18.3%
A minus and below	2,750	7.9%	3,102	9.8%

Total Primary	$34,951	100.0%	$31,622	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit J (continued)

($ in millions)	December 31		December 31
	2008	%	2007	%
Total Primary Risk in Force by FICO Score
Flow
<=619	$1,504	4.9%	$1,639	6.2%
620-679	8,195	27.0%	8,059	30.4%
680-739	11,253	37.0%	9,773	36.8%
>=740	9,436	31.1%	7,060	26.6%

Total Flow	$30,388	100.0%	$26,531	100.0%

Structured
<=619	$703	15.4%	$936	18.4%
620-679	1,205	26.4%	1,490	29.3%
680-739	1,422	31.2%	1,488	29.2%
>=740	1,233	27.0%	1,177	23.1%

Total Structured	$4,563	100.0%	$5,091	100.0%

Total
<=619	$2,207	6.3%	$2,575	8.1%
620-679	9,400	26.9%	9,549	30.2%
680-739	12,675	36.3%	11,261	35.6%
>=740	10,669	30.5%	8,237	26.1%

Total Primary	$34,951	100.0%	$31,622	100.0%

Percentage of primary risk in force
Refinances	30%		31%
95.01% LTV and above	22%		24%
ARMs
Less than 5 years	9%		12%
5 years and longer	9%		10%
Pool risk in force
Prime	$2,090	70.8%	$2,111	70.3%
Alt-A	291	9.9%	293	9.7%
A minus and below	569	19.3%	600	20.0%

Total	$2,950	100.0%	$3,004	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit K

	December 31		December 31
($ in millions)	2008	%	2007	%
Total Primary Risk in Force by LTV
95.01% and above	$7,805	22.3%	$7,529	23.8%
90.01% to 95.00%	11,217	32.1%	9,674	30.6%
85.01% to 90.00%	12,331	35.3%	10,600	33.5%
85.00% and below	3,598	10.3%	3,819	12.1%

Total	$34,951	100.0%	$31,622	100.0%

Total Primary Risk in Force by Policy Year
2004 and prior	$7,297	20.9%	$8,871	28.0%
2005	4,229	12.1%	5,112	16.2%
2006	5,196	14.9%	6,016	19.0%
2007	10,711	30.6%	11,623	36.8%
2008	7,518	21.5%	—	—

Total	$34,951	100.0%	$31,622	100.0%

Total Pool Risk in Force by Policy Year
2004 and prior	$1,818	61.6%	$1,889	62.9%
2005	584	19.8%	595	19.8%
2006	252	8.6%	265	8.8%
2007	237	8.0%	255	8.5%
2008	59	2.0%	—	—

Total Pool risk in Force	$2,950	100.0%	$3,004	100.0%

Other risk in force
Second-lien
1st loss	$267		$377
2nd loss	355		548
NIMs	438		604
International
1st loss-Hong Kong primary mortgage insurance	413		465
Reinsurance	153		103
Credit default swaps	3,361		8,202
Other
Domestic credit default swaps	132		212

Total other risk in force	$5,119		$10,511

Risk to capital ratio-Radian Guaranty only	16.0:1		14.9:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit L

	Quarter Ended December 31		Year Ended December 31
($ in thousands)	2008	2007	2008	2007
Direct claims paid
Prime	$87,990	$56,015	$310,965	$166,967
Alt-A	58,262	37,017	210,700	107,672
A minus and below	48,701	49,538	211,612	152,670
Second-lien and other	44,778	30,825	182,872	90,799

Total	$239,731	$173,395	$916,149	$518,108

Average claim paid
Prime	$43.4	$36.8	$40.9	$31.8
Alt-A	57.3	51.6	54.8	45.4
A minus and below	40.4	38.5	39.0	33.8
Second-lien and other	36.8	40.7	35.5	32.4
Total	$43.9	$40.5	$41.6	$34.7

Loss ratio—GAAP Basis	268.4%	295.4%	250.4%	143.5%
Expense ratio—GAAP Basis (1)	17.2%	21.7%	29.3%	22.4%

	285.6%	317.1%	279.7%	165.9%

Reserve for losses by category
Prime	$829,097	$343,705
Alt-A	977,177	450,106
A minus and below	446,193	361,240
Pool insurance	107,441	54,394
Second-lien	136,591	112,751
Other	1,659	1,268

Reserve for losses, net	2,498,158	1,323,464
Reinsurance recoverable	491,836 (2)	21,988

Total	$2,989,994	$1,345,452

(1)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization for the year ended December 31, 2008, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008 and excludes merger expenses.
(2)	Reinsurance recoverable on ceded losses related to captives ($400.7 million) and Smart Home ($91.1 million).

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit M

	December 31	December 31
	2008	2007
Default Statistics
Primary insurance:
Flow
Prime
Number of insured loans	624,970	565,563
Number of loans in default	44,575	20,632
Percentage of loans in default	7.13%	3.65%

Alt-A
Number of insured loans	68,948	74,559
Number of loans in default	16,959	7,980
Percentage of loans in default	24.60%	10.70%

A minus and below
Number of insured loans	59,189	63,853
Number of loans in default	15,768	10,087
Percentage of loans in default	26.64%	15.80%

Total Flow
Number of insured loans	753,107	703,975
Number of loans in default	77,302	38,699
Percentage of loans in default	10.26%	5.50%

Structured
Prime
Number of insured loans	67,165	64,789
Number of loans in default	6,692	4,707
Percentage of loans in default	9.96%	7.27%

Alt-A
Number of insured loans	80,491	97,526
Number of loans in default	18,747	8,783
Percentage of loans in default	23.29%	9.01%

A minus and below
Number of insured loans	22,315	28,747
Number of loans in default	7,812	8,659
Percentage of loans in default	35.01%	30.12%

Total Structured
Number of insured loans	169,971	191,062
Number of loans in default	33,251	22,149
Percentage of loans in default	19.56%	11.59%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit M (continued)

	December 31	December 31
	2008	2007
Total Primary Insurance
Prime
Number of insured loans	692,135	630,352
Number of loans in default	51,267	25,339
Percentage of loans in default	7.41%	4.02%

Alt-A
Number of insured loans	149,439	172,085
Number of loans in default	35,706	16,763
Percentage of loans in default	23.89%	9.74%

A minus and below
Number of insured loans	81,504	92,600
Number of loans in default	23,580	18,746
Percentage of loans in default	28.93%	20.24%

Total Primary Insurance
Number of insured loans	923,078	895,037
Number of loans in default	110,553 (1)	60,848 (1)
Percentage of loans in default	11.98%	6.80%

Pool insurance:
Number of loans in default	32,677 (2)	26,526 (2)

(1)	Includes approximately 539 and 2,595 defaults at December 31, 2008 and December 31, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.
(2)	Includes approximately 21,719 and 20,193 defaults at December 31, 2008 and December 31, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit N

	Quarter Ended December 31		Year Ended December 31
	2008	2007	2008	2007
Net Premiums Written (In thousands) (1)
Primary and Pool Insurance	$181,173	$223,372	$759,943	$835,961
Second-lien	3,028	4,896	11,458	27,236
International	4,167	16,796	15,831	35,306

Total Net Premiums Written—insurance	$188,368	$245,064	$787,232	$898,503

Net Premiums Earned (In thousands) (2)
Primary and Pool Insurance	$193,706	$189,170	$768,723	$730,966
Second-lien	4,349	7,579	18,727	32,744
International	5,158	3,681	21,331	15,549

Total Net Premiums Earned—insurance	$203,213	$200,430	$808,781	$779,259

SMART HOME (In millions)
Ceded Premiums Written	$3.0	$1.3	$13.0	$11.0
Ceded Premiums Earned	$3.0	$2.1	$13.0	$11.4

1st Lien Captives
Premiums ceded to captives (In millions)	$33.9	$33.2	$138.3	$121.6
% of total premiums	14.7%	14.8%	15.0%	14.1%
NIW subject to captives (In millions)	$1,557	$6,776	$11,825	$23,322
% of primary NIW	30.9%	49.8%	36.4%	40.8%
IIF included in captives (3)	34.8%	36.5%
RIF included in captives (3)	43.8%	41.6%

Persistency (twelve months ended December 31)	85.8%	75.4%

	December 31 2008	December 31 2007
SMART HOME
% of Primary RIF included in Smart Home Transactions (3)	3.7%	5.3%

(1)	Premiums written on credit derivatives for the quarter and year ended December 31, 2008 were $1.8 million and $18.7 million, respectively, compared to $10.2 million and $56.6 million, respectively, for the quarter and year ended December 31, 2007.
(2)	Premiums earned on credit derivatives for the quarter and year ended December 31, 2008 were $2.2 million and $26.1 million, respectively, compared to $13.4 million and $64.3 million, respectively, for the quarter and year ended December 31, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.
(3)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of December 31, 2008

Exhibit O

Reinsurance Progression Toward Attachment—Summary by Book Year (1)

($ in millions)			December 31 2008			December 31 2007
Book Year (2):	Original Book RIF as of December 31 2008	Progression to Attachment Point	Current RIF	Ever-to- Date Incurred Losses	Captive Benefit (3)	Current RIF	Ever-to- Date Incurred Losses	Captive Benefit (3)
Pre-2005		0-50%	$1,046	$236		$2,209	$279
Pre-2005		50-75%	844	137		1,145	144
Pre-2005		75-99%	775	143		32	19
Pre-2005		Attached	59	9	$1	12	3	$1

Pre-2005 Total	$25,517		$2,724	$525	$1	$3,398	$445	$1

2005		0-50%	$74	$3		$697	$13
2005		50-75%	98	5		429	15
2005		75-99%	309	18		945	53
2005		Attached	1,296	175	$74	11	2	$—

2005 Total	$3,309		$1,777	$201	$74	$2,082	$83	$—

2006		0-50%	$32	$1		$851	$12
2006		50-75%	62	3		332	10
2006		75-99%	310	17		1,470	71
2006		Attached	2,074	291	$161	210	10	$1

2006 Total	$3,532		$2,478	$312	$161	$2,863	$103	$1

2007		0-50%	$31	$—		$4,058	$36
2007		50-75%	225	8		580	12
2007		75-99%	71	3		4	—
2007		Attached	4,329	350	$147	1	—	$—

2007 Total	$5,251		$4,656	$361	$147	$4,643	$48	$—

2008		0-50%	$2,167	$25		$—	$—
2008		50-75%	42	1		—	—
2008		75-99%	—	—		—	—
2008		Attached	190	16	$9	—	—	$—

2008 Total	$2,494		$2,399	$42	$9	$—	$—	$—

(1)	Data presented in aggregate for all trusts for captives active at each period end only. Actual trust attachment and exit points vary by individual contract. Attachment is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of December 31, 2008

Exhibit O (continued)

Reinsurance Progression Toward Attachment—Summary by Book Year (1)

($ in millions)			December 31 2008			December 31 2007
Quota Share		0-50%	$—	$—		$20	$—
Quota Share		50-75%	—	—		7	1
Quota Share		75-99%	—	—		—	—
Quota Share		Attached	116	27	$12	90	9	$4

Quota Share Total	$313		$116	$27	$12	$117	$10	$4

Total Captive (Including Quota Share)	$40,416		$14,150	$1,468	$404	$13,103	$689	$6

SmartHome		0-50%	$117	$27		$142	$23
SmartHome		50-75%	—	—		693	92
SmartHome		75-99%	—	—		—	—
SmartHome		Attached	1,188	346	$91	833	112	$10

Total SmartHome	$3,900		$1,305	$373	$91	$1,668	$227	$10

(1)	Data presented in aggregate for all trusts for captives active at each period end only. Actual trust attachment and exit points vary by individual contract. Attachment is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit P

($ in millions)	December 31		December 31
	2008	%	2007	%
Modified Pool Risk in Force
Prime
2004 and prior	$45	29.2%	$47	28.8%
2005	39	25.3%	47	28.8%
2006	44	28.6%	44	27.0%
2007	22	14.3%	25	15.4%
2008	4	2.6%	—	—

Total	$154	100.0%	$163	100.0%

Alt-A
2004 and prior	$97	14.5%	$103	15.0%
2005	99	14.8%	116	16.9%
2006	164	24.6%	165	24.0%
2007	304	45.5%	304	44.1%
2008	4	0.6%	—	—

Total	$668	100.0%	$688	100.0%

A minus and below
2004 and prior	$9	36.0%	$10	37.1%
2005	6	24.0%	7	25.9%
2006	3	12.0%	3	11.1%
2007	7	28.0%	7	25.9%
2008	—	—	—	—

Total	$25	100.0%	$27	100.0%

Total
2004 and prior	$151	17.8%	$160	18.2%
2005	144	17.0%	170	19.4%
2006	211	24.9%	212	24.1%
2007	333	39.3%	336	38.3%
2008	8	1.0%	—	—

Total Modified Pool Risk in Force	$847	100.0%	$878	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

ALT-A

Exhibit Q

($ in millions)	Quarter Ended December 31				Year Ended December 31
	2008	%	2007	%	2008	%	2007	%
Primary New Insurance Written by FICO Score
<=619	$—	—	$3	0.1%	$3	0.3%	$110	0.6%
620-659	—	—	43	1.9%	26	2.2%	1,889	9.7%
660-679	1	5.9%	94	4.3%	64	5.4%	2,783	14.4%
680-739	10	58.8%	785	35.5%	571	48.7%	9,158	47.3%
>=740	6	35.3%	1,285	58.2%	509	43.4%	5,422	28.0%

Total	$17	100.0%	$2,210	100.0%	$1,173	100.0%	$19,362	100.0%

Primary Risk in Force by FICO Score
<=619	$33	0.6%	$38	0.7%
620-659	603	12.1%	725	12.5%
660-679	734	14.7%	826	14.3%
680-739	2,399	48.0%	2,653	45.8%
>=740	1,227	24.6%	1,546	26.7%

Total	$4,996	100.0%	$5,788	100.0%

Primary Risk in Force by LTV
95.01% and above	$349	7.0%	$379	6.6%
90.01% to 95.00%	1,295	25.9%	1,668	28.8%
85.01% to 90.00%	2,077	41.6%	2,317	40.0%
85.00% and below	1,275	25.5%	1,424	24.6%

Total	$4,996	100.0%	$5,788	100.0%

Primary Risk in Force by Policy Year
2004 and prior	$907	18.1%	$1,102	19.0%
2005	676	13.5%	846	14.6%
2006	1,109	22.2%	1,273	22.0%
2007	2,051	41.1%	2,567	44.4%
2008	253	5.1%	—	—

Total	$4,996	100.0%	$5,788	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter and Year Ended and as of December 31, 2008

Exhibit R

	Quarter Ended December 31		Year Ended December 31
(In thousands)	2008	2007	2008	2007
Investment in Affiliates-Selected Information

C-BASS
Balance, beginning of period	$—	$—	$—	$451,395
Net income for period	—	—	—	(451,395)

Balance, end of period	$—	$—	$—	$—

Sherman
Balance, beginning of period	$87,217	$94,110	$104,315	$167,412
Net income for period	15,754	10,098	59,782	84,848
Dividends received	—	—	35,460	51,512
Other comprehensive (loss) income	(3,315)	107	(3,195)	(567)
Sale of ownership interest	—	—	—	(95,866)
Adjustment to investment related to buyback of MGIC interest	—	—	(25,786)	—

Balance, end of period	$99,656	$104,315	$99,656	$104,315

Portfolio Information:

Sherman
Total assets	$2,355,660	$2,242,087
Total revenues	$325,354	$364,635	$1,504,368	$1,245,248

Radian owns a 46% interest in C-BASS and a 28.7% interest in Sherman. Prior to August 2008, we owned a 21.8% interest in Sherman. Prior to September 2007, we owned an interest in Sherman consisting of 40.96% of the Class A Common Units of Sherman (Class A Common Units represent 94% of the total equity in Sherman) and 50% of the Preferred Units of Sherman.

Supplemental Schedule Radian Group Inc. and Subsidiaries-Consolidated	Schedule 1

The following schedules show selected lines from the Consolidated Income Statement as reported (Column 1) and adjustments (Column 2) to reflect the income statement impact of the recaptures of business previously ceded to the Company by primary insurer customers of the financial guaranty segment. The adjusted numbers are shown in Column 3.

The impact of the recaptures (Column 2) reflects the recapture of business ceded to the Company in prior periods. These recaptures only affected the fourth quarter (and, as a result, the year-to-date period) of 2008. Accordingly, management believes that Column 3 provides useful information to investors by presenting a more meaningful basis of comparison for the Company’s past and future results.

(Thousands of dollars, except per share data)	As Reported Quarter Ended December 31 2008	Impact of Recaptures	As Adjusted Quarter Ended December 31, 2008 Excluding Recaptures	Quarter Ended December 31 2007
Net premiums written—insurance	$147,467	$(51,050)	$198,517	$286,372
Net premiums earned—insurance	231,044	(17,144)	248,188	234,368
Total revenues	59,427	(17,144)	76,571	(279,234)
Provision for losses	618,835	(4,000)	622,835	689,903
Policy acquisition costs	15,768	(2,395)	18,163	24,981
Total expenses	459,154	(6,395)	465,549	808,264
Pretax loss	(383,958)	(10,749)	(373,209)	(1,127,394)
Income tax benefit	(133,566)	(3,762)	(129,804)	(406,409)
Net loss	$(250,392)	$(6,987)	$(243,405)	$(720,985)
Diluted net loss per share	$(3.11)	$(0.09)	$(3.02)	$(9.03)

(Thousands of dollars, except per share data)	As Reported Year Ended December 31 2008	Impact of Recaptures	As Adjusted Year Ended December 31, 2008 Excluding Recaptures	Year Ended December 31 2007
Net premiums written—insurance	$816,869	$(51,050)	$867,919	$1,085,232
Net premiums earned—insurance	971,820	(17,144)	988,964	912,281
Total revenues	1,808,036	(17,144)	1,825,180	201,051
Provision for losses	2,205,340	(4,000)	2,209,340	1,308,090
Policy acquisition costs	136,396	(2,395)	138,791	113,176
Total expenses	2,541,962	(6,395)	2,548,357	1,853,425
Pretax loss	(674,129)	(10,749)	(663,380)	(2,068,915)
Income tax benefit	(263,550)	(3,762)	(259,788)	(778,616)
Net loss	$(410,579)	$(6,987)	$(403,592)	$(1,290,299)
Diluted net loss per share	$(5.12)	$(0.09)	$(5.03)	$(16.22)

Supplemental Schedule Segment Information-Financial Guaranty Radian Group Inc. and Subsidiaries	Schedule 2

The following schedules show selected lines from the Financial Guaranty Segment Income Statement as reported (Column 1) and adjustments (Column 2) to reflect the income statement impact of the recaptures of business previously ceded to the Company by primary insurer customers of the financial guaranty segment. The adjusted numbers are shown in Column 3. The impact of the recaptures (Column 2) reflects the recapture of business ceded to the Company in prior periods.

These recaptures only affected the fourth quarter (and, as a result, the year-to-date period) of 2008. Accordingly, management believes that Column 3 provides useful information to investors by presenting a more meaningful basis of comparison for the Company’s past and future results.

(Thousands of dollars)	As Reported Quarter Ended December 31 2008	Impact of Recaptures	As Adjusted Quarter Ended December 31, 2008 Excluding Recaptures	Quarter Ended December 31 2007
Net premiums written—insurance	$(40,901)	$(51,050)	$10,149	$41,308
Net premiums earned—insurance	$27,831	$(17,144)	$44,975	$33,938
Total revenues	(164,389)	(17,144)	(147,245)	(471,590)
Provision for losses	67,551	(4,000)	71,551	58,273
Policy acquisition costs	9,138	(2,395)	11,533	11,175
Total expenses	110,411	(6,395)	116,806	87,475
Pretax loss	(274,784)	(10,749)	(264,035)	(559,060)
Income tax benefit	(91,572)	(3,762)	(87,810)	(193,055)
Net loss	$(183,212)	$(6,987)	$(176,225)	$(366,005)
Loss ratio-excluding Recaptures			123.2%	123.0%
Expense ratio-excluding Recaptures			66.1%	49.0%

			189.3%	172.0%

(Thousands of dollars)	As Reported Year Ended December 31 2008	Impact of Recaptures	As Adjusted Year Ended December 31, 2008 Excluding Recaptures	Year Ended December 31 2007
Net premiums written—insurance	$29,637	$(51,050)	$80,687	$186,729
Net premiums earned—insurance	$163,039	$(17,144)	$180,183	$133,022
Total revenues	814,027	(17,144)	831,171	(493,239)
Provision for losses	114,495	(4,000)	118,495	97,990
Policy acquisition costs	47,293	(2,395)	49,688	45,426
Total expenses	286,940	(6,395)	293,335	212,507
Pretax income (loss)	527,103	(10,749)	537,852	(705,741)
Income tax provision (benefit)	187,965	(3,762)	191,727	(265,559)
Net income (loss)	$339,138	$(6,987)	$346,125	$(440,182)
Loss ratio-excluding Recaptures			50.6%	50.2%
Expense ratio-excluding Recaptures			63.7%	48.2%

			114.3%	98.4%

Forward Looking Statement

All statements in this news release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as a deepening of the existing national economic recession, further decreases in housing demand, mortgage originations or housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), a further reduction in the liquidity in the capital markets and further contraction of credit markets, further increases in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	Further economic changes or catastrophic events in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•

our ability to successfully execute upon our internally sourced capital plan (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and our long-term liquidity needs and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our primary mortgage insurance subsidiary, from further downgrades;

•

a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the on-going deterioration in housing markets throughout the U.S.;

•	our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses in 2007 and 2008 and are expected to result in further losses;

•	reduced opportunities for loss mitigation in markets where housing values fail to appreciate or continue to decline;

•

changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, in the rate of appreciation or depreciation of home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•

the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted, including without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or the premium deficiencies for our first- and second-

lien mortgage insurance business, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiencies in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the Securities and Exchange Commission (“SEC”) or the Financial Accounting Standards Board;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through tax and expense sharing arrangements with our subsidiaries; and

•	the performance of our investment in Sherman Financial Group LLC.

We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this news release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this news release to reflect new information or future events or for any other reason.

SOURCE: Radian Group Inc.